                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 15, 2000

                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
         (State or Other Jurisdiction of Incorporation or Organization)

       1-13045                                          23-2588479
(Commission file number)                    (I.R.S. Employer Identification No.)


                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets

Data Storage Center, Inc.

On May 1, 2000, Iron Mountain Incorporated ("Iron Mountain" or the "Company") acquired certain assets and assumed certain liabilities of Data Storage Center, Inc., a Florida Corporation ("Data Storage Center" or "DSC"), pursuant to an agreement dated February 18, 2000. The Company acquired substantially all of the operating assets and liabilities of DSC, excluding cash and long-term debt. Iron Mountain did not acquire or assume any assets or liabilities associated with DSC's records management business in Pensacola, Florida. The acquisition is being accounted for as a purchase and DSC will be included in Iron Mountain's consolidated financial results from the date of acquisition.

Total consideration was $54.0 million in cash. The Company funded the purchase with borrowings under its $400.0 million revolving credit facility, effective February 1, 2000, as amended, among Iron Mountain, various financial institutions and the Chase Manhattan Bank, as administrative agent for such lenders (the "Amended Credit Agreement").

The assets acquired by Iron Mountain included tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles and racking) and intangible personal property regularly used in DSC's records management business. The Company intends to use the acquired assets in the operation of its records management business.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of the Business Acquired:

The following represents the financial statements of DSC, which was acquired by the Company on May 1, 2000. Such financial statements have been included in this filing to comply with Rule 3-05 of Regulation S-X with respect to acquisitions of businesses deemed to be individually significant under such rule.

Data Storage Center, Inc.                                                PAGE

     Independent Auditors' Report                                         1

     Consolidated Balance Sheets as of December 31, 1999 and 1998         2-3

     Consolidated Statements of Income for the years ended
         December 31, 1999 and 1998                                       4

     Consolidated Statements of Stockholder's Equity for the years
         ended December 31, 1999 and 1998                                 5

     Consolidated Statements of Cash Flows for the years ended
         December 31, 1999 and 1998                                       6

     Notes to Consolidated Financial Statements                           7-13

(b) Pro forma Financial Information:

During 1999 and 2000, the Company acquired several businesses. The following represents the unaudited pro forma condensed consolidated financial statements for certain businesses acquired by the Company in 1999 and 2000, and certain other transactions. Pursuant to Article 11 of Regulation S-X, pro forma effect has only been given to DSC and to acquired businesses for which the Company has previously filed audited financial statements in accordance with Rule 3-05 of Regulation S-X.

                                                                         PAGE

     Unaudited Pro forma Condensed Consolidated Balance Sheet
         as of March 31, 2000                                             16

     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the three months ended March 31, 2000              17

     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the year ended December 31, 1999                   18

     Schedule A- Schedule of 1999 Pro Forma Acquisitions for
        the year ended December 31, 1999 (unaudited)                      19

     Notes to Unaudited Pro Forma Condensed Consolidated
        Financial Statements                                              20-28

(c)  Exhibits:

     Exhibit 23    Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Data Storage Center, Inc.
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Data Storage Center, Inc. and subsidiaries (the "Company") (a wholly-owned indirect subsidiary of The Suddath Companies) as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Data Storage Center, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                             /s/ Deloitte & Touche LLP

Certified Public Accountants
Jacksonville, Florida
March 24, 2000

DATA STORAGE CENTER, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                         1999             1998
ASSETS

CURRENT ASSETS:
  Cash                                                              $   170,630     $     84,722
  Accounts receivable, net of an allowance for doubtful
    accounts of $25,976 and $55,677, respectively                     1,620,709        1,519,514
  Prepaid expenses and other assets                                      80,078           75,366
  Inventory                                                              50,665           64,735
  Deferred income taxes                                                  10,182
                                                                    -----------     ------------

            Total current assets                                     1,932,264        1,744,337
                                                                    -----------     ------------

PROPERTY AND EQUIPMENT:
  Land                                                                  596,040          596,040
  Buildings and improvements                                          4,894,497        4,790,879
  Furniture and other equipment                                       8,766,378        7,692,815
  Operating equipment                                                 1,161,649        1,074,507
                                                                    -----------     ------------
                                                                     15,418,564       14,154,241
  Less accumulated depreciation                                      (7,089,402)      (5,727,634)
                                                                    -----------     ------------
                                                                      8,329,162        8,426,607
                                                                    -----------     ------------

OTHER ASSETS:
  Goodwill, net of accumulated amortization of $198,363
    and $78,016, respectively                                         1,510,837        1,631,184
  Customer acquisition costs, net of accumulated amortization
    of $403,002 and $310,156, respectively                              176,831          241,859
  Deposits and other assets                                             163,647           88,231
  Deferred income taxes                                                  82,811          191,253
                                                                    -----------     ------------
                                                                      1,934,126        2,152,527
                                                                    -----------     ------------

TOTAL ASSETS                                                        $12,195,552     $ 12,323,471
                                                                    ===========     ============


See notes to consolidated financial statements.

--------------------------------------------------------------------------------

                                                               1999               1998
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                       $    300,121        $   167,671
  Compensation payable                                        288,335            214,578
  Other accrued liabilities                                    94,545             63,822
  Deferred income taxes                                                            7,069
  Current portion of long-term debt                           823,293            823,293
  Net advances from The Suddath Companies                     763,221            541,212
  Net advances from Suddath Van Lines                         157,194          1,414,952
                                                         ------------        -----------

            Total current liabilities                       2,426,709          3,232,597

DEFERRED REVENUES                                              79,109             70,978

LONG-TERM DEBT, less current portion                        3,086,363          3,909,365
                                                         ------------        -----------

            Total liabilities                               5,592,181          7,212,940
                                                         ------------        -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value; 10,000 shares
    authorized; 1,000 shares issued and outstanding                10                 10
  Additional paid-in capital                                      990                990
  Retained earnings                                         6,602,371          5,109,531
                                                         ------------        -----------

            Total stockholder's equity                      6,603,371          5,110,531
                                                         ------------        -----------



TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY               $ 12,195,552        $12,323,471
                                                         ============        ===========

DATA STORAGE CENTER, INC.

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                     1999               1998
REVENUES:
  Storage revenue                                 $11,536,150        $ 9,388,883
  Service and storage material sales                5,735,587          4,918,669
                                                  -----------        -----------

          Total revenues                           17,271,737         14,307,552

OPERATING EXPENSES:
  Cost of services                                  7,313,081          6,562,070
  Selling, general and administrative               5,648,568          4,951,879
  Depreciation and amortization                     1,555,881          1,412,796
                                                  -----------        -----------

          Total operating expenses                 14,517,530         12,926,745

OPERATING INCOME                                    2,754,207          1,380,807

INTEREST EXPENSE                                      365,023            315,693
                                                  -----------        -----------

INCOME BEFORE INCOME TAXES                          2,389,184          1,065,114

PROVISION FOR INCOME TAXES                            896,344            410,495
                                                  -----------        -----------

NET INCOME                                        $ 1,492,840        $   654,619
                                                  ===========        ===========


See notes to consolidated financial statements.

DATA STORAGE CENTER, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                    COMMON STOCK      ADDITIONAL                     TOTAL
                                    ------------       PAID-IN      RETAINED     STOCKHOLDER'S
                                SHARES       AMOUNT    CAPITAL      EARNINGS        EQUITY
BALANCE, JANUARY 1, 1998         1,000        $ 10      $ 990      $ 4,454,912    $ 4,455,912

  Net income                                                           654,619        654,619
                                                                   -----------    -----------

BALANCE, DECEMBER 31, 1998       1,000          10        990        5,109,531      5,110,531

  Net income                                                         1,492,840      1,492,840
                                                                   -----------    -----------

BALANCE, DECEMBER 31, 1999       1,000        $ 10      $ 990      $ 6,602,371    $ 6,603,371
                                ======       =====     ======      ===========    ===========


See notes to consolidated financial statements.

DATA STORAGE CENTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                          1999            1998
OPERATING ACTIVITIES:
  Net income                                                          $ 1,492,840    $   654,619
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                     1,555,881      1,412,796
      Deferred income taxes                                                91,191       (146,398)
      Gain (loss) on disposition of assets                                  1,815         (2,873)
      Changes in assets and liabilities net of effects
        of business acquisitions (Note 3):
          Increase in accounts receivable                                (101,195)      (235,442)
          Decrease (increase) in prepaid expenses and other assets          9,358        (27,683)
          Increase in deposits and other assets                           (79,742)       (37,281)
          Increase (decrease) in accounts payable                         132,450       (178,758)
          Increase in compensation payable                                 73,757          1,622
          Increase (decrease) in other accrued liabilities                 30,723         (2,121)
          Increase in deferred revenues                                     8,131         67,151
                                                                      -----------    -----------
              Net cash provided by operating activities                 3,215,209      1,505,632
                                                                      -----------    -----------

INVESTING ACTIVITIES:
  Additions to customer acquisition costs                                 (27,384)      (151,618)
  Purchases of property and equipment                                  (1,260,848)    (2,294,915)
  Proceeds from disposition of assets                                      17,682         14,396
  Payment for purchase of businesses                                                  (1,247,981)
                                                                      -----------    -----------
              Net cash used in investing activities                    (1,270,550)    (3,680,118)
                                                                      -----------    -----------

FINANCING ACTIVITIES:
  Net (payments to) advances from affiliates                           (1,035,749)     1,115,272
  Proceeds from long-term debt                                                         1,292,287
  Principal repayments of long-term debt                                 (823,002)      (215,209)
                                                                      -----------    -----------
              Net cash (used in) provided by financing activities      (1,858,751)     2,192,350
                                                                      -----------    -----------

NET INCREASE IN CASH                                                       85,908         17,864

CASH, BEGINNING OF YEAR                                                    84,722         66,858
                                                                      -----------    -----------

CASH, END OF YEAR                                                     $   170,630    $    84,722
                                                                      ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Interest                                                        $   367,342    $   304,975
                                                                      ===========    ===========

      Taxes                                                           $   794,750    $   482,076
                                                                      ===========    ===========


See notes to consolidated financial statements.

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND OPERATIONS - Data Storage Center, Inc. (the "Company"), a wholly-owned indirect subsidiary of The Suddath Companies (the "Parent"), provides record storage and management services in fifteen cities throughout the United States.

      BASIS OF PRESENTATION - The financial statements have been prepared from the separate records maintained by Data Storage Center, Inc. and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated entity.

      PRINCIPLES OF CONSOLIDATION - The accompanying financial statements reflect the financial position and results of operations of Data Storage Centers, Inc. on a consolidated basis. All significant intercompany account balances have been eliminated.

      CASH - Cash represents amounts deposited with various financial institutions.

      INVENTORIES - Container inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

      CUSTOMER ACQUISITION COSTS - Represents costs related to the acquisition of large accounts which are capitalized and amortized over the period of the account agreement, unless the customer terminates its relationship with the Company, at which time the unamortized cost is charged to expense.

      REVENUE RECOGNITION - Revenue is recognized as services are rendered and storage is provided pursuant to applicable contracts. Storage revenue is billed either monthly, quarterly or annually, depending on the terms of the contract. Any amounts collected in advance are shown as deferred revenue.

      SELF-INSURANCE - The Company self-insures up to $10,000 per occurrence for all liability claims involving bodily injury and property damage. Workers' compensation claims are also self-insured up to $100,000 per occurrence.

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Expenditures for improvements are capitalized while repairs and maintenance are charged to operations when incurred. The Company periodically reviews property, plant and equipment for indicators of potential impairment. If this review indicates that the carrying amount of these assets may not be recoverable, the Company estimates the future cash flows expected to result from the operations of the asset and its eventual disposition. If the sum of these future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, it would be written down to its fair value.

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)
--------------------------------------------------------------------------------


      Depreciation is provided using the straight-line method for financial reporting purposes based on useful lives as follows:

                   ASSETS                                                LIVES
         Buildings and improvements                                   5-40 years
         Furniture and other equipment                                3-15 years
         Operating equipment                                          3- 8 years

      GOODWILL - Represents the cost in excess of fair value of the net assets of businesses acquired in purchase transactions. Goodwill is being amortized over a period of 15 years. The Company recorded goodwill amortization of $120,347 and $66,635 for the years ended December 31, 1999 and 1998, respectively. The carrying value of goodwill is periodically reviewed by management and impairment is recognized when the projected undiscounted cash flows are less than the carrying value.

      INCOME TAXES - During 1998, the Company's accounts were included in its Parent's consolidated Federal and Florida state income tax returns. Current and deferred income taxes were allocated to the Company on a separate return basis. Beginning in 1999, the Company will file as a separate taxpayer for Federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

      ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each reporting period. Actual results could differ from those estimates.

      FAIR VALUES OF FINANCIAL INSTRUMENTS - The carrying amounts of the Company's financial instruments reflected in the accompanying balance sheets approximate their estimated fair values.

      NEW ACCOUNTING STANDARDS - In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133." This Statement amends SFAS No. 133 to defer the effective date of implementation to fiscal years beginning after June 15, 2000. SFAS No. 133 standardizes the accounting for derivative instruments and hedging activities by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. If certain conditions are met, a derivative instrument may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability, or of an unrecognized firm commitment, (b) a hedge of the exposure to variability in the cash flows of recognized assets, liability or forecasted transactions or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)
--------------------------------------------------------------------------------


      security, a forecasted transaction or a net investment in a foreign operation. Management has not yet determined the impact of this Statement on the presentation of its financial statements.

      RECLASSIFICATION - Certain prior year amounts have been reclassified to conform to current year presentation.

2.    LONG-TERM DEBT


                                                                1999                1998
Mortgage note agreement with interest at the LIBOR
rate plus 2.25% (8.7% at December 31, 1999);
collateralized by land, buildings and improvements;
payable in monthly installments of $4,861 through
January 1, 2012                                               $   704,861       $   763,195

Mortgage note agreement with interest at the prime
rate (8.5% at December 31, 1999); collateralized
by land, building and improvements; payable in monthly
installments of $6,389 through September 30, 2004
(with a balloon payment of the remaining principal of
approximately $246,000)                                           552,786           629,454

Mortgage note agreement with interest at the prime
rate (8.5% at December 31, 1999); collateralized
by land, building and improvements; payable in monthly
installments of $7,292 through September 30, 2004
(with a balloon payment of the remaining principal
of approximately $510,000)                                        853,125           947,917

Revolving credit agreement with interest at LIBOR rate
plus 2.25% (8.7% at December 31, 1999); permits
aggregate borrowings up to $5,000,000; guaranteed by
certain related companies; interest only through 1998;
principal of $50,066 and interest payable in monthly
installments from 1999 through 2001                             1,798,884         2,392,092
                                                              -----------       -----------
                                                                3,909,656         4,732,658
Less current installments                                        (823,293)         (823,293)
                                                              -----------       -----------

                                                              $ 3,086,363       $ 3,909,365
                                                              ===========       ===========


      Annual maturities of long-term debt are as follows:

2000                                                                        $   823,293
2001                                                                          1,424,095
2002                                                                            222,501
2003                                                                            222,501
2004                                                                            807,572
Thereafter                                                                      409,694
                                                                            -----------
                                                                            $ 3,909,656
                                                                            ===========

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)
--------------------------------------------------------------------------------


3.    ACQUISITIONS

      In October 1998, the Company acquired certain assets of Data Storage Center of Massachusetts, Inc. located in Boston, Massachusetts. In July 1998, the Company acquired certain assets and liabilities of Sundance Records Management, L.L.C. located in Glen Allen, Virginia. These business combinations were accounted for as a purchases with the assets and liabilities recorded at fair value as of the effective date of purchase. In conjunction with the acquisition, assets and liabilities assumed were as follows:

Fair value of assets acquired                                   $   283,500
Recorded goodwill                                                   968,158
Liabilities assumed                                                  (3,677)
                                                                -----------

          Total purchase price                                  $ 1,247,981
                                                                ===========


      The following unaudited pro forma summary combines the consolidated results of operations of the Company as if the acquisitions had occurred at the beginning of 1998 after giving effect to certain pro forma adjustments, including, among others, the depreciation of property and equipment acquired from the transactions. This pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the transactions been effected on the assumed dates, nor is it necessarily indicative of the results of operations which may occur in the future. Anticipated efficiencies from the consolidation of the Company are not fully determinable and therefore have been excluded from the amounts included in the pro forma summary presented below.

                                                                   1998
Revenues                                                        $14,925,399
Net income                                                          779,619


4.    INCOME TAXES

      The components of income tax expense (benefit) are summarized as follows:



                                                     1999           1998
Current:
  Federal                                          $ 740,400    $   468,870
  State                                               64,753         88,023
                                                   ---------    -----------
                                                     805,153        556,893
                                                   ---------    -----------
Deferred:
  Federal                                             81,592       (123,282)
  State                                                9,599        (23,116)
                                                   ---------    -----------
                                                      91,191       (146,398)
                                                   ---------    -----------

                                                   $ 896,344    $   410,495
                                                   =========    ===========

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONTINUED)
--------------------------------------------------------------------------------


      A reconciliation of the expected income tax expense, computed by applying the Federal corporate tax rate of 34% to income before taxes, to the provision for income taxes follows:



                                                                  1999            1998
Computed "expected" income tax expense                            $ 812,323       $ 362,139

State income taxes, net of Federal income tax benefit                74,611          42,839
Nondeductible items                                                   7,564           7,493
Other                                                                 1,846          (1,976)
                                                                -----------      ----------
Total income tax expense                                          $ 896,344       $ 410,495
                                                                ===========      ==========



      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:



                                                                  1999            1998
Deferred tax assets:
  Property and equipment                                           $ 82,811       $ 191,253
  Accrued expenses                                                   10,276           7,199
  Allowance for doubtful accounts                                     9,871          21,135
                                                                -----------      ----------
    Deferred tax assets                                             102,958         219,587
                                                                -----------      ----------

Deferred tax liabilities:
  Prepaid liabilities                                                 9,965          35,403
                                                                -----------      ----------
    Deferred tax liabilities                                          9,965          35,403
                                                                -----------      ----------

Net deferred tax asset                                             $ 92,993       $ 184,184
                                                                ===========      ==========


5.       COMMITMENTS AND CONTINGENCIES

      LEASING ACTIVITIES - The Company leases certain warehouse and office space from both unaffiliated and affiliated companies. Aggregate rental commitments as of December 31, 1999 under the noncancelable operating leases are as follows:

                                                                 UNAFFILIATED     AFFILIATED
                                                                   COMPANIES       COMPANIES
2000                                                             $  928,858     $ 1,384,860
2001                                                                917,455       1,391,475
2002                                                                949,385       1,393,680
2003                                                                851,219       1,393,680
2004                                                                602,109         117,970
Thereafter                                                        1,480,276         272,875
                                                                -----------     -----------

                                                                 $5,729,302     $ 5,954,540
                                                                ===========     ===========

DATA STORAGE CENTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998 (CONCLUDED)
--------------------------------------------------------------------------------


      Rental expense under lease arrangements with unaffiliated companies was approximately $830,000 and $625,000 for the years ended December 31, 1999 and 1998. Rental expense under these lease agreements with affiliated companies was approximately $1,388,000 and $1,306,000 for the years ended December 31, 1999 and 1998.

6.    401(K) PLAN CONTRIBUTIONS

      The Company's Parent sponsors a contributory defined contribution 401(k) plan covering substantially all employees. The Company matches 75% of each participating employee's contribution on the first 5% of the employee's salary up to $65,000. Aggregate Company contributions to the plan were approximately $81,000 and $62,000 for the years ended December 31, 1999 and 1998, respectively.

7.    RELATED PARTY TRANSACTIONS

      ALLOCATED EXPENSES - The Company receives an allocation from its affiliates which represents the Company's share of warehousing lease costs at its fifteen locations. The total amount of the allocated expense was approximately $1,528,000 and $1,408,000 for the years ended December 31, 1999 and 1998, respectively. No interest is charged on intercompany advances. The Parent allocates interest expense to the Company related to a revolving equipment loan and a working capital line of credit. Interest expense in the amount of $112,414 and $59,934 was allocated during the years ended December 31, 1999 and 1998, respectively.

      REVENUES - The Company provides record storage services for the Parent. Revenues under this arrangement were approximately $52,000 and $46,000 for the years ended December 31, 1999 and 1998, respectively.

      MANAGEMENT FEE - The Parent provides various management services for the Company. Fees paid under this arrangement were approximately $289,000 and $350,000 for the years ended December 31, 1999 and 1998, respectively.

8.    MAJOR CUSTOMERS

      One customer accounted for approximately 12% and 14% of the Company's revenues, during the years ended December 31, 1999 and 1998, respectively.

9.    SUBSEQUENT EVENT

      The Company has signed a letter of intent to sell substantially all of its assets for $54,000,000 to Iron Mountain Records Management, Inc. The Company expects to close on the sale on or about May 1, 2000. These financial statements do not include the effects of any purchase price adjustments as a result of this proposed sale.

                                    * * * * *

                           IRON MOUNTAIN INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The term pro forma transactions, as used in the accompanying pro forma condensed consolidated financial statements and notes thereto, is defined as certain of our 1999 and 2000 acquisitions and certain financing transactions and includes the following: (a) the acquisitions of Iron Mountain Europe Limited ("Iron Mountain Europe") (50.1% interest), First American Records Management Inc. ("FARM"), Data Base, Inc. ("Data Base"), MAP, S.A. (Memogarde) ("Memogarde") by Iron Mountain Europe, Central File, Inc. ("Central File"), Sistemas de Archivo Corporativo, S. de R.L. de C.V. (50.1% interest) ("Sistemas de Archivo Corporativo"), Stortext (Holdings) Ltd. ("Stortext") by Iron Mountain Europe, Midtown Professional Records Center, Inc. ("Midtown"), Pierce Leahy Corp. ("Pierce Leahy"), and DSC; (b) the issuance of $150 million 8 1/4% senior subordinated notes in April 1999; (c) the sale of 5.8 million shares of common stock in May 1999; (d) Iron Mountain's repurchase of shares issued in connection with the Data Base acquisition for $39.5 million on May 18, 1999 and (e) the Company's amendment to its revolving credit facility effective February 1, 2000, as if each had occurred as of January 1, 1999. The pro forma condensed consolidated financial statements separately present the pro forma effects of the DSC acquisition and the Pierce Leahy merger. You should read the pro forma financial statements in conjunction with our Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 1, 2000 and May 4, 2000; our 1999 Annual Report on Form 10-K filed with the SEC on March 30, 2000; and our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2000.

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") has been prepared based on the historical balance sheets of Iron Mountain and DSC as of March 31, 2000. The Pro Forma Balance Sheet gives effect to the acquisition of DSC by Iron Mountain as if the acquisition had been completed as of March 31, 2000.

     The following Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations" and together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the pro forma transactions described above, as if each had occurred as of January 1, 1999. Pursuant to certain SEC Rules and Regulations, the Pro Forma Financial Statements do not include results of operations, or pro forma adjustments, for nine acquisitions completed in 1999 and three acquisitions completed in 2000 that are not defined herein as the 1999 Pro Forma Acquisitions or shown as a 2000 acquisition. The aggregate pro forma revenues of those 1999 or 2000 acquisitions not included in the pro forma condensed consolidated financial statements were $8.0 million and $1.0 million for the year ended December 31, 1999 and the quarter ended March 31, 2000, respectively. In addition, the Pro Forma Statements of Operations do not include the results of operations for acquisitions completed by Pierce Leahy in 1999. Pro forma adjustments are described in the accompanying notes.

     The Pro Forma Financial Statements do not give effect to estimated annual net cost savings of $15.0 million associated with the Pierce Leahy acquisition. Management expects to achieve this annual level of savings within three years after the merger. Further, the Pro Forma Financial Statements do not reflect any further costs associated with integrating the two companies as it is not practicable to quantify these costs at this time. These costs may be material to Iron Mountain's results of operations. Depending upon management's plans and the nature and timing of the costs, the costs may be accounted for as part of the acquisition accounting, as a post-combination restructuring charge, as operating expenses in the period incurred or as capital expenditures. The Company expects to record a restructuring charge in the second quarter of 2000. The Company will record this charge once the restructuring plan has been formalized. Furthermore, the Pro Forma Statements of Operations do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the 1999 Pro Forma Acquisitions and DSC included in these pro forma financial statements.

     In June 1999, Iron Mountain decided to sell its information technology staffing business, Arcus Staffing Resources, Inc. ("Arcus Staffing"), which was acquired in January 1998 as part of its acquisition of Arcus Group, Inc. Effective November 1, 1999, Iron Mountain completed the sale of substantially all of the assets of Arcus Staffing. Iron Mountain has accounted for the sale of Arcus Staffing as a discontinued operation.

     Iron Mountain has accounted for its acquisitions and the related real estate transactions using the purchase method of accounting.

     The Pro Forma Statements of Operations do not necessarily indicate the actual results of operations that Iron Mountain would have reported if the pro forma transactions described above had occurred as of January 1, 1999, nor do they necessarily indicate the results of future operations. In the opinion of Iron Mountain's management, all adjustments and disclosures necessary to fairly present these pro forma financial statements have been made.

                           IRON MOUNTAIN INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2000

                                 (IN THOUSANDS)

                                                    HISTORICAL                PRO FORMA
                                             ----------------------   ------------------------
                                                            DATA
                                                IRON       STORAGE                      IRON
                                              MOUNTAIN     CENTER     ADJUSTMENTS     MOUNTAIN
                                              --------     -------    -----------     ---------
ASSETS

Current Assets ........................      $  214,832    $ 1,955     $   (23)  (A)  $  216,764
Property, Plant and Equipment, net ....         697,773      8,089      (3,965)  (A)     701,897
Goodwill, net .........................       1,505,066      1,481      44,260   (A)   1,550,807
Other Long-term Assets ................          51,948        327       2,842   (A)      55,117
                                             -----------  --------    --------       -----------
    Total Assets ......................      $2,469,619    $11,852     $43,114        $2,524,585
                                             ==========  =========    ========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities ...................      $  244,726    $ 1,789     $  (824)  (B)  $  245,691
Long-term Debt, net of Current Portion        1,183,536      2,832      51,169   (B)   1,237,537
Other Long-term Liabilities ...........           5,915       --          --               5,915
Deferred Rent .........................          11,300       --          --              11,300
Deferred Income Taxes .................          27,615       --          --              27,615
Minority Interest .....................          42,367       --          --              42,367
Shareholders' Equity ..................         954,160      7,231      (7,231)  (B)     954,160
                                             -----------  --------    --------       -----------
    Total Liabilities and
      Shareholders' Equity.............      $2,469,619    $11,852     $43,114       $ 2,524,585
                                             ===========  ========    ========       ===========

    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               HISTORICAL         PRO FORMA   PRO FORMA                         PRO FORMA
                                          -----------------------   PIERCE     FOR PIERCE    HISTORICAL   ----------------------
                                              IRON     PIERCE       LEAHY        LEAHY     DATA STORAGE  DATA STORAGE     IRON
                                            MOUNTAIN   LEAHY (1) ADJUSTMENTS  ACQUISITION     CENTER      ADJUSTMENTS   MOUNTAIN
                                          ----------   --------- -----------  ----------   ------------  ------------   --------
Revenues:
  Storage ................................ $124,939   $17,476     $  --       $142,415     $ 3,166       $   --         $145,581
  Service and Storage Material Sales......   87,198    12,701        --         99,899       1,723           --          101,622
                                           --------   -------     -------     --------     -------       -------        ---------
    Total Revenues .......................  212,137    30,177        --        242,314       4,889           --          247,203
Operating Expenses:
  Cost of Sales (Excluding Depreciation)..  104,458    18,189     (2,363) (G)  120,284       1,879            58   (C)   122,221
  Selling, General and Administrative.....   53,457     3,592      2,363  (H)   59,411       1,549           --           60,960
  Depreciation and Amortization ..........   26,303     3,708        258  (I)   30,269         357           304   (D)    30,930
  Foreign Currency Exchange ..............     --         147       (147) (J)      --          --            --              --
  Merger-related Expenses (2).............      516     4,438     (3,232) (K)    1,722         --            --            1,722
                                           --------   -------     -------     --------     -------       -------        ---------
    Total Operating Expenses..............  184,734    30,073     (3,121)      211,686       3,785           362         215,833
                                           --------   -------     -------     --------     -------       -------        ---------
Operating Income .........................   27,403       104      3,121        30,628       1,104          (362)         31,370
Interest Expense, net ....................   23,783     4,724       (336) (L)   28,171          86           854   (E)    29,111
Other Income (Expense), net...............     (781)      --        (147) (M)     (928)        --            --             (928)
                                           --------   -------     -------     --------     -------       -------        ---------
Income (Loss) Before Provision for
   Income Taxes and Minority Interest ....    2,839    (4,620)     3,310         1,529       1,018        (1,216)          1,331
Provision (Benefit) for Income Taxes .....    8,529      (324)     1,322  (N)    9,527         391          (470)  (F)     9,448
Minority Interest in Losses of
    Subsidiaries .........................     (307)      --         --           (307)        --            --             (307)
                                           --------   -------     -------     --------     -------       -------        ---------
Income (Loss) from Continuing
  Operations ............................. $ (5,383)  $(4,296)   $ 1,988      $ (7,691)    $   627       $  (746)       $ (7,810)
                                           ========   =======     =======     ========     =======       =======        =========
Loss from Continuing Operations per
  Common Share - Basic and Diluted ....... $  (0.11)                          $  (0.14)                                 $  (0.14)
                                           ========                           ========                                  =========
Weighted Average Common Shares
  Outstanding - Basic and Diluted ........   47,943                6,399 (O)    54,342                                    54,342
                                           ========               =======     ========                                  =========
EBITDA (3) ............................   $  54,222   $ 8,397     $  --       $ 62,619     $ 1,461       $   (58)       $ 64,022
                                           ========   =======     =======     ========     =======       =======        =========

---------
(1) Represents the historical results of operations of Pierce Leahy prior to the acquisition date, February 1, 2000.

(2) Merger-related expenses are certain expenses directly related to the Company's merger with Pierce Leahy that cannot be capitalized and include costs of exiting certain facilities, severance and pay-to-stay payments, system conversion costs and other transaction-related costs.

(3) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, extraordinary items, other income and merger-related expenses.


    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         HISTORICAL                 PRO FORMA ADJUSTMENTS     PRO                 PRO FORMA
                              -------------------------------    -------------------------    FORMA   HISTORICAL -----------------
                                           1999                                               IRON       DATA     DSC
                                 IRON    ACQUISI-   PIERCE       1999                       MOUNTAIN   STORAGE   ADJUST-   IRON
                               MOUNTAIN  TIONS (1)   LEAHY  ACQUISITIONS (2) PIERCE LEAHY  BEFORE DSC   CENTER    MENTS  MOUNTAIN
                              ---------  ---------  ------- ---------------- ------------  ---------- ----------- ------ ---------
Revenues:
  Storage .................... $317,387   $18,962   $190,095    $  --          $    --       $526,444  $11,536    $ --    $537,980
  Service and Storage
    Material Sales ...........   202,162    7,154    152,167       --               --        361,483    5,736      --     367,219
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
      Total Revenues .........   519,549   26,116    342,262       --               --        887,927   17,272      --     905,199
Operating Expenses:
  Cost of Sales (Excluding
    Depreciation) ............   260,930   12,618    191,510       --           (20,393) (G)  444,665    7,313     328 (C) 452,306
  Selling, General and
    Administrative ...........   128,948   15,882     45,856    (9,396) (P)      28,716  (H)  210,006    5,649      --     215,655
  Depreciation and
    Amortization .............    65,422    2,477     43,655     1,748  (Q)       4,216  (I)  117,518    1,556   1,086 (D) 120,160
  Foreign Currency Exchange...       --       --      (7,473)      --             7,473  (J)      --       --       --         --
  Merger-related Expenses.....       --       --       2,361       --            (1,136) (K)    1,225      --       --       1,225
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
    Total Operating
      Expenses ...............   455,300   30,977    275,909    (7,648)          18,876       773,414   14,518   1,414     789,346
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Operating Income (Loss) ......    64,249   (4,861)    66,353     7,648          (18,876)      114,513    2,754  (1,414)    115,853
Interest Expense, net ........    54,425    1,210     52,363       855  (R)        (765) (L)  108,088      365   3,396 (E) 111,849
Other Income, net.............        17      --         --        --             7,473  (M)    7,490      --      --        7,490
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Income (Loss) Before
  Provision for Income Taxes
  and Minority Interest ......     9,841   (6,071)    13,990     6,793          (10,638)       13,915    2,389  (4,810)     11,494
Provision for Income Taxes ...    10,579      805      6,290      (223) (S)       1,242  (N)   18,693      896  (1,865)(F)  17,724
Minority Interests in
    Earnings of Subsidiaries..       322      --         --        339  (T)         --            661      --      --          661
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Income (Loss) from
  Continuing  Operations ..... $  (1,060) $(6,876)  $  7,700    $6,677         $(11,880)     $ (5,439) $ 1,493 $(2,945)     (6,891)
                               =========   ========  ========   =========       =========    ========  ========  =====    =========
Loss from Continuing
   Operations per Common
   Share - Basic and Diluted.. $   (0.03)                                                                                 $  (0.13)
                               =========                                                                                  =========
Weighted Average Common
   Shares Outstanding - Basic
   and Diluted ...............    33,345                         2,063  (U)      18,784  (O)   54,192                       54,192
                               =========                        =========       =========    ========                     =========
EBITDA .......................  $129,671  $(2,384)  $104,896    $9,396         $ (8,323)     $233,256  $ 4,310    (328)    237,238
                               =========   ========  ========   =========       =========    ========  ========  =====    =========

(1) See Schedule A for detail of the 1999 Pro Forma Acquisitions. Includes adjustments for the 1999 debt and equity offerings.

(2) Includes adjustments for the 1999 debt and equity offerings.



    The accompanying notes are an integral part of these pro forma financial statements.

                                                                    SCHEDULE A


                           IRON MOUNTAIN INCORPORATED
                   SCHEDULE OF 1999 PRO FORMA ACQUISITIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                           FIRST
                                               IRON      AMERICAN                                        1999
                                             MOUNTAIN     RECORDS     DATA                            PRO FORMA
                                              EUROPE    MANAGEMENT    BASE     MEMOGARDE    OTHER   ACQUISITIONS
                                             --------   ----------  --------   ---------  --------- ------------
Revenues:
    Storage ..............................     $3,178    $ 1,687     $ 6,781      $1,847     $5,469    $18,962
    Service and Storage Material Sales ...      2,032      1,165         415         902      2,640      7,154
                                             --------   ----------  --------   ---------    -----   ------------
        Total Revenues ...................      5,210      2,852       7,196       2,749      8,109     26,116

Operating Expenses:
    Cost of Sales (Excluding Depreciation)      2,624      1,816       3,254         826      4,098     12,618
    Selling, General and Administrative ..      1,313      3,258       8,695         719      1,897     15,882
    Depreciation and Amortization ........        608        153         873         271        572      2,477
                                             --------   --------    --------    --------   --------   --------
        Total Operating Expenses .........      4,545      5,227      12,822       1,816      6,567     30,977
                                             --------   --------    --------    --------   --------   --------
Operating Income (Loss) ..................        665     (2,375)     (5,626)        933      1,542     (4,861)
Interest Expense, net ....................        200        161         491         151        207      1,210
                                             --------   --------    --------    --------   --------   --------
Income (Loss) Before Provision for Income
   Taxes and Minority Interest ...........        465     (2,536)     (6,117)        782      1,335     (6,071)
Provision for Income Taxes ...............        215       --           --          408        182        805
                                             --------   --------    --------    --------   --------   --------
Income (Loss) from Continuing Operations..     $  250    $(2,536)    $(6,117)     $  374     $1,153    $(6,876)
                                             ========   ========    ========    ========   ========   ========

EBITDA ...................................     $1,273    $(2,222)    $(4,753)     $1,204     $2,114    $(2,384)
                                             ========   ========    ========    ========   ========   ========

--------------------------------------------

(1) Represents historical results of operations for each 1999 Pro Forma Acquisition for the period in 1999 prior to the time it was acquired, unless otherwise noted. See "Overview" in the accompanying notes.

    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OVERVIEW

DSC ACQUISITION

     On May 1, 2000, Iron Mountain acquired certain assets and assumed certain liabilities of DSC pursuant to an agreement dated February 18, 2000. The Company acquired substantially all of the operating assets and liabilities of DSC excluding cash, real estate and long-term debt. Iron Mountain did not acquire or assume any assets or liabilities associated with DSC's Pensacola, Florida records management business. The acquisition is being accounted for as a purchase and DSC will be included in Iron Mountain's consolidated financial results from the date of acquisition. The accompanying pro forma financial statements do not include adjustments to remove the assets and liabilities or the results of operations related to DSC's Pensacola, Florida records management business as the impact is immaterial.

     Total consideration was $54.0 million in cash. The Company funded the purchase with borrowings under its $400.0 million revolving credit facility.

     The assets acquired by Iron Mountain included tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles and racking) and intangible personal property regularly used in DSC's records management business. Iron Mountain intends to use the acquired property and equipment in the operation of its records management business in the United States.

PIERCE LEAHY ACQUISITION

     On February 1, 2000, Iron Mountain completed its merger with Pierce Leahy for total consideration of approximately $1.1 billion, which consisted of common stock, options to acquire common stock and the assumption of debt. Pierce Leahy was the surviving legal entity and immediately changed its name to Iron Mountain Incorporated. Although Pierce Leahy is the surviving legal entity, Iron Mountain is considered the acquirer for accounting purposes.

     The merger consideration resulted in the equivalent of a fixed exchange ratio of 1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of Pierce Leahy common stock for each 10 shares then outstanding. The Pierce Leahy common stock was exchanged for shares of Iron Mountain common stock. Each outstanding share of Iron Mountain common stock was converted into one share of common stock of the combined entity.

         The transaction has been accounted for as a reverse acquisition. The purchase price of Pierce Leahy is based upon the fair value of Pierce Leahy common stock and options to acquire Pierce Leahy common stock, the fair value of the assumed debt on the date that the merger was completed and transaction costs. As the common stock exchange ratio is fixed, the fair value of Pierce Leahy common stock is based upon the stock price on the date the merger was announced.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The calculation of the purchase price as of February 1, 2000 is as follows (in millions):

         Fair Value of Common Stock Issued (1)                      $  444.0
         Fair Value of Stock Options (2)                                25.0
         Fair Value of Debt Assumed (3)                                584.9
         Transaction Costs                                               4.1
                                                                    --------
             Total Purchase Price                                   $1,058.0
                                                                    ========


(1) Based on 18,783,813 outstanding shares of Pierce Leahy common stock at February 1, 2000 at a fair value of $23.64 per share. Both the numbers of shares and share price reflect an adjustment for Pierce Leahy's January 2000 10% stock dividend.

(2) Based on options to acquire 1,563,566 shares of Pierce Leahy common stock at February 1, 2000 after giving effect to the January 2000 10% stock dividend.

(3) Calculated based on the outstanding balances and the quoted market prices when the merger was completed on February 1, 2000.

     A number of Pierce Leahy shareholders are parties to a certain shareholders' agreement, dated October 20, 1999. This agreement restricts the ability of these shareholders to sell 5.7 million shares of Iron Mountain common stock (after giving effect to the stock dividend) for up to five years after the merger. Iron Mountain may obtain an appraisal to determine the fair value of these restricted shares. Iron Mountain believes that, due to these restrictions, the actual fair value of these restricted shares could be less than the $23.64 per share value used for purposes of calculating the purchase price. Accordingly, Iron Mountain would record a corresponding decrease in equity, goodwill and goodwill amortization from the amounts used in the accompanying pro forma financial statements. If the resale restrictions result in a 10% discount to the fair value of the shares, there would be a reduction of approximately $13 million of equity and goodwill and $0.5 million of goodwill amortization annually.

1999 PRO FORMA ACQUISITIONS

     In January 1999, Iron Mountain acquired a controlling 50.1% interest in Iron Mountain Europe (f.k.a. Britannia Data Management Limited) for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited, the Company's existing data security services business in London. In April 1999, Iron Mountain acquired Data Base and related real estate for total consideration of $115.0 million, consisting of cash, assumed debt and common stock. In April 1999, Iron Mountain also acquired FARM for total consideration of $41.5 million in cash. In June 1999, Iron Mountain Europe acquired a controlling 50.1% interest in Memogarde for total consideration of $16.9 million, consisting of cash and assumed debt. The aggregate purchase price for the four remaining 1999 pro forma acquisitions, comprising Midtown, Central File, Iron Mountain Europe's acquisition of Stortext and a 50.1% interest in Sistemas de Archivo Corporativo, was $30.3 million in cash and assumed debt. All of these acquisitions are referred to collectively as the "1999 Pro Forma Acquisitions".

IRON MOUNTAIN EUROPE

     In January 1999, Iron Mountain purchased a controlling 50.1% interest in Iron Mountain Europe for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited.

     Iron Mountain Europe has an April 30 fiscal year end. Iron Mountain consolidates Iron Mountain Europe using an October 31 fiscal year end. Accordingly, the Iron Mountain Pro Forma Statements of Operations for the year ended December 31, 1999 include Iron Mountain Europe's results for the year ended October 31, 1999.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The financial statements of Iron Mountain Europe, Memogarde and Stortext have been prepared in accordance with U.S. generally accepted accounting principles and have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currencies of Iron Mountain Europe, Memogarde, and Stortext are Pounds Sterling, French Francs and Pounds Sterling, respectively. The assets and liabilities have been translated into U.S. dollars at the exchange rate in effect at the end of the period translated. Revenues and expenses have been translated into U.S. dollars at the average exchange rate in effect during the period translated. Gains and losses that result from translating assets and liabilities into U.S. dollars are included in stockholders' equity as a cumulative translation adjustment. The amount of the cumulative translation loss as of December 31, 1999 included in stockholders' equity in the accompanying Iron Mountain Pro Forma Balance Sheet is $1.2 million.

DATA BASE ACQUISITION

     On April 8, 1999, Iron Mountain acquired Data Base and related real estate for $115.0 million including transaction costs. As part of the total consideration, Iron Mountain issued 1,476,577 shares of common stock with a fair value of $46.0 million. On May 18, 1999, Iron Mountain repurchased all of the shares issued in connection with the Data Base acquisition from the former shareholders of Data Base for $39.5 million, with a portion of the net proceeds from the 1999 equity offering.

BALANCE SHEET

     The aggregate consideration paid for the 1999 Pro Forma Acquisitions and the Pierce Leahy and DSC acquisitions was $1.4 billion. The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions was allocated to tangible and intangible assets, based on our estimate of the fair value of the net assets acquired. The following allocation of the aggregate purchase price of the DSC acquisition is based on the fair value of net assets acquired as of March 31, 2000 and is subject to adjustment, based on the final determination of the fair value as of May 1, 2000. Management believes that the final allocation of the purchase price of the 1999 Pro Forma Acquisitions will not differ materially from the preliminary estimated amounts.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



DSC:                                                                    (in millions)
      Current Assets ...............................................   $      1.9
      Property, Plant and Equipment ................................          4.1
      Goodwill .....................................................         45.8
      Other Long-term Assets .......................................          3.2
      Current Liabilities ..........................................         (1.0)
                                                                          --------
       Purchase Price of DSC .......................................                    54.0

PIERCE LEAHY (1):
      Current Assets ...............................................   $     76.6
      Property, Plant and Equipment ................................        279.8
      Goodwill .....................................................        787.5
      Other Long-term Assets .......................................          8.1
      Current Liabilities ..........................................        (83.5)
      Deferred Income Taxes ........................................        (10.5)
                                                                          --------
       Purchase Price of Pierce Leahy ..............................                 1,058.0

1999 PRO FORMA ACQUISITIONS:
      Current Assets ...............................................   $     32.2
      Property, Plant and Equipment ................................         69.3
      Goodwill .....................................................        235.9
      Other Long-term Assets .......................................          2.2
      Current Liabilities ..........................................        (25.9)
      Deferred Income Taxes ........................................         (2.1)
      Long-term Debt ...............................................        (15.2)
      Other Long-term Liabilities ..................................         (0.1)
      Minority Interest ............................................        (43.1)
                                                                          --------
        Purchase Price of 1999 Pro Forma Acquisitions ..............                $  253.2
                                                                                    --------
        Total Purchase Price of DSC, Pierce Leahy and the 1999
          Pro Forma Acquisitions ...................................                $1,365.2
                                                                                    ========

(1) The purchase price allocation is preliminary and is subject to finalization of the assessment of the fair value of fixed assets, operating leases, restricted common stock and deferred income taxes.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The 1999 Pro Forma Acquisitions are assumed to be financed as follows (in millions):

     Fair value of common stock issued ..............................     $ 46.0
     Net proceeds from the 1999 debt offering .......................      145.0
     Net proceeds from the 1999 equity offering .....................       41.3
     Borrowing's under Iron Mountain Europe's line of credit ........       13.6
     Assumption of long-term debt ...................................        4.8
     Capital Stock of Arcus Data Security Limited ...................        2.5
                                                                          ------
       Purchase Price of 1999 Pro Forma Acquisitions ................              $ 253.2
                                                                                   =======


The accompanying Pro Forma Balance Sheet as of March 31, 2000 has been prepared as if the DSC acquisition had been completed as of March 31, 2000 and reflects the following pro forma adjustments:

(A) Pro forma adjustments to assets consist of the following (in millions):

                                                                 PROPERTY,                OTHER
                                                      CURRENT     PLANT &               LONG-TERM
                                                      ASSETS     EQUIPMENT    GOODWILL    ASSETS
                                                      --------   ---------    --------  ----------
Reverse assets not acquired ........................ $(0.0)       $(4.0)       $  --       $  --
Reverse DSC's historical goodwill ..................    --          --          (1.5)         --
Record goodwill related to the acquisition .........    --          --          45.8          --
Adjust the fair value of other long-term assets
  consisting of customer acquisition costs .........    --          --            --        (0.2)
Record non-compete agreements in connection with the
  acquisition ........................................  --          --            --         3.0
                                                      -----      -------      --------     -----
       Total Adjustments ........................... $(0.0)        $(4.0)       $44.3      $ 2.8
                                                      =====      =======      ========     ======


(B) Pro forma adjustments to liabilities and shareholders' equity consist of the following (in millions):

                                                               CURRENT        LONG-TERM     SHAREHOLDERS'
                                                             LIABILITIES        DEBT            EQUITY
                                                             -----------      ----------    -------------
Reverse liabilities and equity not assumed .............         $(0.8)         $(2.8)            $(7.2)
Record debt incurred as a result of the transaction ....           --            54.0               --
                                                            ------------    ----------     -------------
       Total Adjustments ...............................         $(0.8)         $51.2             $(7.2)
                                                            ============    ==========     =============

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

STATEMENTS OF OPERATIONS

PRO FORMA ADJUSTMENTS - DSC

     The accompanying Pro Forma Statements of Operations for the three months ended March 31, 2000 and the year ended December 31, 1999 have been prepared as if the DSC acquisition had occurred on January 1, 1999 and reflects the following pro forma adjustments (in millions):

(C) To adjust rent expense to new lease rates negotiated in connection with the acquisition.

(D) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Plant and equipment are depreciated over three to 15 years, goodwill is amortized over 30 years and covenants not-to-compete are amortized over five years on a straight-line basis.

(E) Pro forma adjustments to interest expense consist of the following:

                                                                                     THREE MONTHS ENDED      YEAR ENDED
                                                                                       MARCH 31, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
Reverse interest expense on debt of DSC retired or not assumed.........                  $ (0.1)            $  (0.4)

Record interest expense on the additional debt used to finance the DSC acquisition assumed to be financed under our
  revolving credit facility ...........................................                     1.0                 3.8
                                                                                        --------            --------
             Total ....................................................                  $  0.9             $   3.4
                                                                                        ========            ========

(F) To adjust the provision for income taxes to a 40% rate on pro forma income.

PRO FORMA ADJUSTMENTS - PIERCE LEAHY

     The accompanying Pro Forma Statements of Operations for the three months ended March 31, 2000 and the year ended December 31, 1999 have been prepared as if the Pierce Leahy acquisition had occurred on January 1, 1999 and reflects the following pro forma adjustments (in millions):

                                                                                     THREE MONTHS ENDED      YEAR ENDED
                                                                                       MARCH 31, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
(G) Costs of Sales (excluding depreciation)

    To reflect the normalization of rent expense ............................             $ --               $  0.2

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ...............................................              (2.4)              (20.6)
                                                                                         -------            --------
                                                                                          $(2.4)             $(20.4)
                                                                                         =======            ========

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


                                                                                     THREE MONTHS ENDED      YEAR ENDED
                                                                                       MARCH 31, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
(H) Selling, General and Administrative

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ..............................................            $ 2.4               $ 20.6

    To conform Pierce Leahy's accounting for customer acquisition
    costs to Iron Mountain's accounting ....................................               --                  8.1
                                                                                       --------            ---------
                                                                                        $ 2.4               $ 28.7
                                                                                       ========             ========
(I) Depreciation and Amortization

    Amortization of goodwill created in the merger based on a
    30-year life ...........................................................            $ 1.2               $ 14.4

    To adjust depreciation and amortization for Iron Mountain's estimation of useful lives of Pierce Leahy's fixed assets and
    intangible assets ......................................................             (0.9)               (10.7)
                                                                                       -------              --------
                                                                                        $ 0.3               $  4.2
                                                                                       =======              ========

(J) Foreign Currency Exchange

    To conform Pierce Leahy's classification of foreign currency
    exchange gain to Iron Mountain's classification ........................            $(0.1)              $  7.5
                                                                                       ========             ========
(K)  Merger-related Expenses

     To reverse expenses directly attributable to the acquisition and expensed by Pierce Leahy. These expenses consist of compensation expense related to the acceleration of certain stock options, financial advisor,
     legal, accounting and SEC fees ........................................            $(3.2)              $ (1.1)
                                                                                       ========             ========

(L)  Interest Expense

     Reverse amortization of Pierce Leahy's deferred financing costs in
     connection with the adjustment to fair value of debt assumed ..........            $(0.1)                (1.6)

     Record the amortization related to fair value adjustment of
     debt assumed ..........................................................              --                   0.2

     Record amortization of deferred financing costs in connection
     with the new credit facility ..........................................              0.1                  0.4

     Record interest on borrowings associated with the transaction costs of the merger, registration of shares of common stock and deferred financing costs associated with the credit
     agreement amendment ...................................................              --                   0.7

     Reverse interest on Pierce Leahy's revolving credit facility ..........             (1.4)               (12.3)

     Record interest on Iron Mountain's revolving credit facility
     at 6.95% ..............................................................              1.1                 10.7

     Record interest on additional debt incurred by Pierce Leahy
     through February 1, 2000 ..............................................              --                   1.1
                                                                                       --------             ---------

                                                                                       $ (0.3)              $ (0.8)
                                                                                       =======              =========

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The impact of a 1/8% change in the interest rate on pro forma borrowings under Iron Mountain's revolving credit facility for the three months ended March 31, 2000 and the year ended December 31, 1999 are $0.1 million and $0.3 million, respectively.

                                                                                     THREE MONTHS ENDED      YEAR ENDED
                                                                                       MARCH 31, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
(M) Other Income, net

    To conform Pierce Leahy's classification of foreign
    currency exchange gain to Iron Mountain's classification ...............          $  (0.1)              $  7.5
                                                                                      =========             ======

(N) Provision for Income Taxes

    To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill and other
    nondeductible expenses..................................................          $   1.3               $  1.2
                                                                                      =========             ======

(O) To adjust the pro forma weighted average common shares
    outstanding as if the merger with Pierce Leahy had occurred on
    January 1, 1999, including the effect of the 10% stock
    dividend ...............................................................            6,399               18,784
                                                                                      =========             ======



PRO FORMA ADJUSTMENTS - 1999 PRO FORMA ACQUISITIONS AND FINANCING TRANSACTIONS

     The accompanying Pro Forma Statement of Operations for the year ended December 31, 1999 has been prepared as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999 and reflect the following pro forma adjustments:

(P) To reverse one-time bonus payments, other non-recurring compensation expenses and broker's fees directly attributable to the Data Base and FARM acquisitions.

(Q) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Property, plant and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

(R) Pro forma adjustments to interest expense consist of the following (in millions):

                                                                                    YEAR ENDED
                                                                                 DECEMBER 31, 1999
                                                                                 ------------------
          ACQUISITION ADJUSTMENTS:

          Reverse interest expense on debt of the acquired companies
             retired or not assumed ......................................         $          (0.8)

          Record interest expense on the additional debt used to finance the 1999 acquisitions assumed to be financed under our
             revolving credit facility ...................................                     2.4


         FINANCING ADJUSTMENTS:

         Reverse interest expense on our revolving credit facility debt assumed to be retired with the net proceeds from the 1999
             debt offering and a portion of the net proceeds from the
             1999 equity offering ..............................................             $(4.5)

         Record interest expense related to our 1999 debt offering,
             including amortization of deferred financing fees .................               3.8
                                                                                           --------
                 Total Acquisition and Financing Adjustments ...................             $ 0.9
                                                                                            =======

(S) To adjust the provision for income taxes to a 40% rate on domestic pro forma income before nondeductible goodwill amortization and other nondeductible expenses, and adjust to foreign statutory rates on foreign pro forma income before nondeductible goodwill.

(T) To record the 49.9% minority interest in the net income of Memogarde, Stortext, Sistemas de Archivo Corporativo and Iron Mountain Europe.

(U) To adjust the pro forma weighted average common shares outstanding as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999. The number of shares of common stock issued and repurchased, and the adjustments, are as follows (in thousands):

                                               Total
                                             Number of
                                           Shares Issued          Year Ended
       TRANSACTIONS:                       or Repurchased     December 31, 1999
                                           --------------     -----------------
       1999 equity offering ...........         5,750              2,063
       Data Base ......................         1,477                393
       Repurchase of Data Base shares..        (1,477)              (393)
                                              ---------          ---------
           Net shares issued ..........         5,750              2,063
                                              =========          =========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  IRON MOUNTAIN INCORPORATED
                                        (Registrant)



MAY 15, 2000                  By: /S/ JEAN A. BUA
  (date)                         ----------------------------------
                                  Jean A. Bua
                                  Vice President and Corporate Controller
                                  (Principal Accounting Officer)